UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51069	20-1591429
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 8, 2005, Lifeline Systems, Inc. (the “Registrant”) filed a Current Report on Form 8-K reporting that the Compensation Committee of the Registrant’s Board of Directors had voted to grant Ronald Feinstein, the Registrant’s President and Chief Executive Officer, a stock appreciation right based on 25,000 shares of Common Stock at a base price of $26.46 per share equivalent. The stock appreciation right vests in 16 equal quarterly installments, commencing on May 2, 2005, and will be settled in stock. This Current Report on Form 8-K is being filed to report that a written agreement evidencing such stock appreciation right has been executed by the Company. A copy of the Stock Appreciation Right Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The Exhibit to this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: August 18, 2005	By:	/s/ Mark G. Beucler
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Appreciation Right Agreement evidencing the grant by the Registrant to Ronald Feinstein on February 2, 2005